UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 25, 2026

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware	0-15905	73-1268729
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol (s)	on which registered
Common Stock, par value $0.01 per share	BDCO	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Blue Dolphin Energy Company ("Blue Dolphin") held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 25, 2026 at 10:00 a.m. local time. At the Annual Meeting, stockholders considered proposals to: (i) elect five (5) director nominees, all of whom shall serve until the next annual meeting of stockholders, or in each case until their successors are duly elected and qualified, or until their earlier resignation or removal, (ii) approve, on an advisory basis, a non-binding vote on executive compensation (“Say on Pay”), (iii) approve, on an advisory basis, a non-binding vote on Say on Pay (“Say on Pay Frequency”), and (iv) ratify the selection of UHY LLP (“UHY”) as Blue Dolphin’s independent public accounting firm for the fiscal year ending December 31, 2026. The voting results are set forth below:

1. All director nominees were elected:

		Votes
	For	Withheld
Jonathan P. Carroll	12,828,058	14,896
Amitav Misra	12,827,058	15,896
Christopher T. Morris	12,828,058	14,896
Ryan A. Bailey	12,828,058	14,896
Herbert N. Whitney	12,828,058	14,896

2. Say on Pay was approved:

For	Against	Abstain
12,825,324	17,363	267

3. Say on Pay Frequency was approved for Three Years:

For	Against	Abstain
12,562,071	270,672	10,211

4. UHY was ratified:

For	Against	Abstain
12,837,993	4,696	265

No other business was presented or discussed during the Annual Meeting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2026
Blue Dolphin Energy Company

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll
Chairman of the Board, Chief Executive Officer,
President, Assistant Treasurer, and Secretary
(Principal Executive Officer)

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